UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 6, 2011

Simon Property Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14469	04-6268599
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 W. Washington Street

Indianapolis, IN  46204

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code  (317) 636-1600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 6, 2011, the Board of Directors of Simon Property Group, Inc., (“we”, “us”, or “the company”), acting as general partner of Simon Property Group, L.P., (the “Operating Partnership”), approved an amendment to the 1998 Stock Incentive Plan of Simon Property Group, L.P. (the “Plan”).  As amended, the Plan permits the award of performance units subject to continuous service vesting requirements on such terms set by the Compensation Committee of the Board of Directors (the “committee”).

A copy of the amendment is filed as Exhibit 10.1 to this report and incorporated by reference herein.  The foregoing summary is qualified in its entirety by reference to the amendment.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS, COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On July 6, 2011, the committee unanimously approved entering into a new long-term employment agreement with David Simon, commencing on July 6, 2011 and ending on July 5, 2019, which will secure his continued services as our Chief Executive Officer for at least the next eight years.  The new agreement reflects more than 18 months of deliberation and discussions.

David Simon’s leadership has been integral to the company’s outstanding performance since becoming our Chief Executive Officer in 1995.  He led the company as it has increased its equity market capitalization from $1.5 billion in January 1995 to over $42 billion as of July 6, 2011.  During the fifteen years of David Simon’s leadership, total shareholder return as of December, 2010, has exceeded 860% as compared to 167% for the S&P 500.  Further, the company has remained on solid financial ground despite the worst economic crisis in the U.S. since the 1930s.

The committee believes the new employment agreement accomplishes its primary objective of securing Mr. Simon’s continued services as our Chief Executive Officer for a substantial period of time.  The vast majority of Mr. Simon’s compensation under the new agreement will be performance-based, equity-based, or both, including:

1.               An annual salary and eligibility for an annual performance-based cash bonus;

2.               A one-time equity-based retention award in the form of long-term incentive performance (“LTIP”) units with long-term vesting, which incentivizes Mr. Simon to remain with the company for the full eight years of his employment agreement and further aligns his interests with the long term interests of SPG stockholders; and

3.               Continued participation in the company’s annual equity and performance-based LTIP programs.

Employment Agreement

Pursuant to the employment agreement, David Simon serves as the company’s Chief Executive Officer, a member of the Board of Directors and, except under certain circumstances described in the employment agreement, Chairman of the Board of Directors. The employment agreement provides David Simon with an annual base salary of $1,250,000, subject to annual review and increase, but not decrease, by the committee. The agreement also provides that he is eligible to receive an annual target cash bonus of 200% of his base salary, based on the degree to which reasonably attainable performance goals, established in good faith by the committee, are achieved.  The performance goals must be consistent with those applicable to the company’s senior executives generally.

In connection with the new employment agreement, the committee granted to David Simon a one-time award of 1,000,000 LTIP units described below under “Retention Award.”  The employment agreement also provides that David Simon will continue to participate in the company’s annual LTIP programs described below under “Series 2011 LTIP Program.”  Beginning in 2011, his annual grant under the LTIP programs will have a grant date fair value of $12 million.  The performance period, vesting and payment conditions of such grant may not be less favorable than those applicable to the LTIP grants generally made to our senior officers in the same year.

If David Simon’s employment is terminated for any reason, he is entitled to receive certain payments which accrued prior to the date of termination, such as accrued salary and incurred but unreimbursed business expenses.  In addition, if David Simon is terminated by us without “cause” or by him for “good reason” (as those terms are defined in the employment agreement), he is entitled to receive (i) continued health coverage for him and his dependents for two years (or until he obtains health coverage through other employment), (ii) subject to his execution of a release of claims against us, an amount equal to two times the sum of (x) his annual base salary and (y) his target annual bonus, payable in equal installments over a two-year period in accordance with our standard payroll practices, and (iii) an annual bonus for the year in which he is terminated, based on actual performance for the entire year and pro-rated to reflect the portion of the year that he actually worked.  If David Simon’s employment is terminated due to death or disability, he will receive the pro-rata portion of the annual bonus.  Upon termination of employment at or following July 5, 2019, for any reason other than by the company for “cause”, any annual LTIP awards granted prior to July 5, 2019 whose performance period has expired and have been earned due to the attainment of applicable performance criteria will vest immediately.   Upon termination of employment at or following July 5, 2019, for any reason other than by the company for “cause”, any annual LTIP awards granted prior to July 5, 2019 whose performance period has not expired will be earned in whole or in part at the end of the performance period based on the attainment of applicable performance criteria without regard to any service vesting condition or pro-ration based on the term of employment.  If David Simon’s employment is terminated by us for “cause” (as defined in the employment agreement), he would be entitled only to certain accrued obligations.

The employment agreement does not provide David Simon with a contractual right to resign without “good reason” during the eight-year term of the agreement. Any such purported resignation would be a breach of the employment agreement, result in no severance payment, and, due to the vesting conditions of the retention award described above, would result in a forfeiture of either all, two-thirds or one-third of the retention award if the resignation is before the day prior to the sixth, seventh or eighth anniversary of the July 6, 2011 grant date, respectively.  This characteristic of the employment agreement was important to the committee in deciding to enter into the employment agreement and grant the retention award described below.

The employment agreement includes restrictive covenants regarding confidential information, non-competition and non-solicitation.  Specifically, during and for two years following his termination of employment with us for any reason (but no later than one year after the end of the eight-year term of the employment agreement if it ends by reason of the passage of time, or because of a termination by us without “cause” or a resignation for “good reason”), David Simon is prohibited from engaging in competition with us, or soliciting or encouraging any of our employees to cease employment with us, any of our customers to cease being our customers, or persons doing business with us to cease doing business with us.

In the event of a financial restatement, the company may recoup bonus and other equity and non-equity compensation tied to the achievement of earnings targets to the extent that all or a portion of the compensation would not have been earned based on the restated financials for the applicable period, provided, that such recoupment actions are commensurate with those actions taken with respect to other senior executives of the company who are or were similarly situated.  This recoupment provision will be superseded by any clawback policy adopted by the company pursuant to the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank”) which applies to David Simon and all other executive officers.  The company may request recoupment at any time during the term of David Simon’s employment or for three years thereafter (unless a longer period is required pursuant to Dodd-Frank).

If David Simon would become subject to the excise tax on certain “excess parachute payments” pursuant to Section 4999 of the Internal Revenue Code, payments to him which would be subject to the excise tax will be reduced if he would retain a greater after-tax amount after such reduction; otherwise, no reduction will be made.  The employment agreement does not contain a gross-up for this excise tax.

A copy of the employment agreement is filed as Exhibit 10.2 to this report and is incorporated by reference herein.  The foregoing summary is qualified in its entirety by reference to the employment agreement.

Retention Award

On July 6, 2011, in connection with the execution of the employment agreement, the committee granted David Simon a one-time retention award under the Plan in the form of a new series of LTIP units. The 1,000,000 LTIP units that comprise the retention award share many of the characteristics of the LTIP units awarded in the company’s annual LTIP programs as described below under “Series 2011 LTIP Program,” other than the vesting conditions (described in the following paragraph) and the right of the retention award LTIP units to receive regular distributions equivalent to 100% (rather than one-tenth) of those to which a unit of limited partnership in the Operating Partnership (an “OP unit”) is entitled.

Generally, the retention award vests in one-third increments on the day prior to the sixth, seventh and eighth anniversaries of grant, subject to continued employment. However, if, prior to July 5, 2013, David Simon is terminated by us without “cause” or due to “disability,” or he resigns with “good reason,” (as those terms are defined in his employment agreement) or if he dies, then one-half of the unvested LTIP units under the retention award will vest. If he is terminated under the foregoing circumstances by us on or after July 5, 2013 or if a “change of control” (as defined in the retention award) occurs, then all of the unvested LTIP units under the` retention award will vest.

David Simon will be entitled to receive regular distributions in an amount per vested and unvested LTIP unit equal to the regular distributions payable on an OP unit and, subject to certain restrictions, he will be entitled to receive a pro-rata share of special distributions, if any.  In accordance with the terms of the retention award agreement, a broker or agent acceptable to David Simon will use the after-tax portion of quarterly cash distributions paid on unvested LTIP units to purchase on the public trading market, shares of our common stock which will be subject to forfeiture on the same terms as the LTIP units in the retention award.  The broker or agent will enroll the purchased shares in the existing Investor Services Plan or any successor dividend reinvestment plan. The after-tax portion of dividends paid on the purchased shares pursuant to the existing Investment Services Plan or any successor dividend reinvestment plan are, in turn, reinvested in additional shares of unvested common stock. Upon the vesting of any LTIP units under the retention award, a pro-rata portion of such purchased and reinvested shares and any cash retained from LTIP unit distributions will become vested and released to David Simon, based on a fraction, the numerator of which is the number of unvested LTIP units that become vested on the vesting date and the denominator of which is the number of unvested LTIP units held by David Simon on the preceding day.  Vested LTIP units may be converted into OP units, and then exchanged for shares of common stock on a one-for-one basis, or cash, as selected by the company; provided that the economic capital account balance of the holder of the LTIP units increases to a specified target value (which is determined by reference to the trading price of our common stock) after the award date.  The grant date fair value of the retention award as determined in accordance with ASC 718 was $120.3 million.

The long-term vesting conditions of the retention award were developed as an integral part of the eight-year employment agreement with David Simon. The value of the award is realized only after six, seven and eight years of continuous employment from the grant date, subject to the employment termination vesting accelerations described above.

Copies of the Certificate of Designation of the Series CEO LTIP Units and the Series CEO LTIP Unit Award Agreement relating to the retention award are filed as Exhibit 10.3 and as Exhibit 10.4, respectively, to this report and are incorporated herein by reference.  The foregoing summary of the retention award is qualified in its entirety by reference to the certificate of designation and award agreement.

Series 2011 LTIP Program

On July 6, 2011, the committee made awards under a new annual LTIP program (the “2011 LTIP program”) to certain of our senior executive officers.  The 2011 LTIP program will have a three-year performance period ending December 31, 2013 and uses the same three performance measures and has substantially the same terms and conditions as the three-year 2010 LTIP program described in our 2011 proxy statement.

The LTIP units can be earned to the extent that the applicable performance conditions are achieved.   Earned LTIP units become the equivalent of, and can be converted into, OP units, but only after an additional two year service-based vesting requirement that begins after the end of the performance period. LTIP units not earned are forfeited.  LTIP units that are converted into OP units are exchangeable for shares of the company’s common stock on a one-for-one basis, or cash, as selected by the company.

The LTIP units in the 2011 LTIP program and the retention award are designed to qualify as “profits interests” in the Operating Partnership for federal income tax purposes.   As a general matter, the profits interests characteristics of an LTIP unit mean that initially it will not be economically equivalent in value at the time of award to an OP unit. The economic value of an LTIP unit can increase over time until it becomes equivalent, on a one-for-one basis, to the economic value of an OP unit.

The aggregate grant date fair value of the awards made in the 2011 LTIP program as determined in accordance with ASC 718 was $35.0 million.  The dollar values of the awards in the Series 2011 LTIP program will be converted into numbers of LTIP units once the per LTIP unit valuation process has been completed.

Copies of the Certificate of Designation of Series 2011 LTIP Units and the form of the Series 2011 LTIP Unit Award Agreement relating to the 2011 LTIP program are filed as Exhibit 10.5 and Exhibit 10.6, respectively, to this report and are incorporated herein by reference.  The foregoing summary of the 2011 LTIP program is qualified in its entirety by reference to the certificate of designation and form of award agreement.

ITEM 9.01                                       FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1	Amendment to Simon Property Group, L.P. 1998 Stock Incentive Plan dated July 6, 2011*

10.2	Employment Agreement between Simon Property Group, Inc. and David Simon effective as of July 6, 2011*

10.3	Certificate of Designation of Series CEO LTIP Units of Simon Property Group, L.P.*

10.4	Simon Property Group Series CEO LTIP Unit Award Agreement*

10.5	Certificate of Designation of Series 2011 LTIP Units of Simon Property Group, L.P.*

10.6	Form of Simon Property Group Series 2011 LTIP Unit Award Agreement*

*Represents a management contract, or compensatory plan, contract or arrangement required to be filed pursuant to Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 7, 2011

SIMON PROPERTY GROUP, INC.

	By:	/s/ Stephen E. Sterrett
Stephen E. Sterrett
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

10.1	Amendment to Simon Property Group, L.P. 1998 Stock Incentive Plan dated July 6, 2011*

10.2	Employment Agreement between Simon Property Group, Inc. and David Simon effective as of July 6, 2011*

10.3	Certificate of Designation of Series CEO LTIP Units of Simon Property Group, L.P.*

10.4	Simon Property Group Series CEO LTIP Unit Award Agreement*

10.5	Certificate of Designation of Series 2011 LTIP Units of Simon Property Group, L.P.*

10.6	Form of Simon Property Group Series 2011 LTIP Unit Award Agreement*

* Represents a management contract, or compensatory plan, contract or arrangement required to be filed pursuant to Regulation S-K.